Exhibit 10.16

Jinjiang Qinghua Business Hotel Building Transfer Contract

(English Translation)

Transferee (Party A) : Pingtan Comprehensive Experimental Area E Home Service Co., LTD.

Authorized Representative: Xie Wenshan

Id number:

Transferor (Party B): Jinjiang Qingyang Qinghua Business Hotel

Authorized Representative: Zhuang Mingliang

Id number:

Whereas, Party A and Party B have reached an contract on the transfer of the lease right of the entire building (1-11 Floors) of Jinjiang Qinghua business hotel (hereinafter referred to as the subject matter) held by Party B, located at the side of emerald plaza at the intersection of No. 662 Quanan middle road and Huaguang road, Jinjiang city, Quanzhou city, Fujian province.

I. Subject Transferred

Jinjiang Qinghua business hotel is located in the whole building, 1-11 floor of the operation/lease right.

1 / f to 11 / f of the whole building where Jinjiang Qinghua business hotel is located:

1. The property area of the building is 5476.9 square meters, and the usable area is 6,600 square meters;

2. Business license, special industry license, organization code certificate, health license, tax registration certificate, fire safety inspection certificate, etc.;

3. Lease contract/contract/deposit: convenience store on the 1st floor, clothing store on the 1st floor, children’s photography on the 2nd floor, foot bath for health maintenance on the 10th floor;

4. The building, outside the building, affiliated equipment, facilities, etc.: power distribution room, engine room, central air-conditioning system, central hot water system, elevator, etc.;

5. The transferor shall ensure that the lease term shall be at least 10 years from the date of the transferee’s takeover;

6. The transferor shall ensure that the property right of the building is clear and that the building or the transferor has no corresponding claims or debts;

7. The transferor shall ensure that the transferor and the building have no external guarantee, pledge or other circumstances and corresponding disputes. If there are any creditor’s rights or debts, the transferor shall bear and be responsible for them;

8. The transferor’s employees shall arrange their stay or leave themselves after the transfer;

9. After the assignment of the transferor, the transferee shall comply with the permitted business scope, business license, tax registration certificate, fire control safety inspection certificate, the certificate for putting into use in public gathering places and the certificate for fire control safety inspection before business operation stipulated by national laws, regulations and legal operation; Otherwise, the consequences caused thereby shall be fully borne by the transferee;

10. The transferee shall pay various taxes and water and electricity fees in accordance with national laws and regulations, and the transferor shall assist the transferee in properly handling and paying other government, village collective and business department fees.

II. Transfer fee and Payment

The overall cost of the operation/lease transfer of the whole building of Jinjiang Qinghua business hotel is four million(4,000,000) RMB in a lump sum, and Party B shall pay nine hundred and forty-five thousand(945,000) RMB only for the overdue rent, which amounts to four million nine hundred and forty-five thousand(4,945,000) RMB total.

Payment by installment: After signing the contract, count items in and outside the building that belong to the building and equipment inventory, and modify the property leasing contract with this building’s owner or execute a new leasing contract through a third-party contract approved by both parties, to prove that, by binding legal provisions, the operation/lease rights are transferred to Party A, after which within 30 working days the first payment of five thousand(5,000) RMB shall be made. For the rest three and a half million (3,500,000) RMB, Party B will change name in relevant certificates, licenses to Party A, after which Party A shall pay the rest within 50 days; For rent that Party B has paid in advance, Party A shall pay off such amount within 30 working days of the transfer of the operation/lease right of the building to Party A.

III. Transfer Process, Delivery and Operation

Counting the inventory of the items in the transfer shall be completed within 10 days after the signing of the contract;

Transfer of all the subject information, contract, contract handover/change etc. shall be completed within 10 working days. Representatives of each Party shall start the handover work on December 20, 2018; Meanwhile, Party A shall also take over the ownership of the subject matter from January 1, 2019.

All the factors and circumstances affecting the subsequent operation before and after the transfer of the transferor shall be handled in accordance with the requirements of the transferee, and shall not affect the legal and normal operation of the transferee due to the change of the competent government departments of industry and commerce, taxation, fire control and public security.

IV. Rights and Obligations of the Transferee and the Transferor

1) The transferor undertakes that during the period from the effective date of this transfer to the completion of the delivery, the transferor shall ensure that no third Party shall in any way affect the transfer or the subsequent orderly and normal operation.

2) The assignor commitment that the assignor shall timely and fully to the subject matter of the licensee shall provide the required information and data, especially the subject matter is not yet open to the public the related information and data, for the assignee to more fully understand the truth of the subject matter, and shall actively cooperate with the transferee and the transferee the appointed company to receive the subject matter, delivery, etc.

3) The transferor warrants that the subject matter is established and validly existing in accordance with Chinese laws and that it has obtained valid government approvals, certificates, qualifications and permits required by its business license or the transferor’s commitment to normal and lawful operation. After the transfer, Party B shall assist Party A to complete the alteration procedures.

4) After Party B completes the relevant procedures to change the name to Party A or the name of Party A’s designee and the handover of relevant documents and property of the subject matter is completed, the creditor’s rights and debts arising therefrom have nothing to do with Party B.

5) The transferor undertakes to change the relevant alteration procedures of the owner of the subject matter of the transferee before the transfer, sign a third-Party contract and maintain the normal operation of the transferee.

6) Both parties have the right to enter into and perform this contract, and warrant that this contract shall be legally binding upon both parties. Both parties have obtained all necessary authorization to enter into and perform this contract, and the representatives of both parties who have signed this contract have been authorized to sign this contract and shall be legally binding.

7) The transferee shall actively and strictly follow the content agreed in this transfer contract, abide by the spirit of the contract, and jointly safeguard the legal rights of both parties.

V. Liability for Breach of the Contract

1) If the transferor can’t perform this transfer contract or the transferor breaches the contract, the transferor shall compensate the transferee RMB 500,000.

2) If the transferee can’t perform this transfer contract or the transferee breaches the contract, the transferee shall compensate the transferor RMB 500,000.

IV. Effectiveness, Modification or Termination

1) All aspects of this contract shall be interpreted and bound by laws. Any dispute or dispute arising out of this contract may be settled by filing a lawsuit in the people’s court of the place where the transferee is located.

2) This contract is made in duplicate, with each Party holding one copy. Both copies have the same legal effect.

Transferee (Party A) : Pingtan Comprehensive Experimental Area E-home Service Co., LTD.

Authorized Representative: Xie Wenshan

Date: December 19, 2018

Place of signing: Jinjiang

Transferor (Party B) : Jinjiang Qingyang Qinghua Business Hotel

Authorized Representative: Zhuang Mingliang

Id number:

Jinjiang Qinghua Business Hotel Building Transfer Supplementary Contract

Transferee (Party A): Pingtan Comprehensive Experimental Area E-home Service Co., Ltd.

Transferor (Party B): Jinjiang Qingyang Qinghua Business Hotel

Party A and Party B have signed the transfer contract of Huaxi pavilion (Qinghua business hotel building) located in the northwest of Qinghua square in south China. With the assistance of the parties, the following supplementary contract is reached.

1. Party A shall pay RMB 1,440,000 on January 16, 2019, which is one million four hundred and forty thousand RMB (including transfer fee fifty thousand(500,000) RMB and pre-paid rent fee nine hundred and forty five thousand(945,000) RMB).

2. The deposit and rent of the leased subject matter received by Party B shall be deducted from the transfer fee of Party A, and the total amount payable shall be two hundred and eighty thousand (280,000) RMB. Party A shall pay Party B the remaining transfer fee of three million and two hundred and twenty thousand (3,220,000) RMB within 50 days after the transfer of the relevant documents of the subject matter and completion of other related procedures.

3. If Party A fails to pay the payment within the aforesaid time, Party A shall be deemed to have breached the contract, and Party B shall have the right to terminate the contract. And party A shall compensate party B five hundred thousand (500,000) RMB.

4. If Party B breaches the contract, Party B shall return Party A five hundred thousand (500,000) RMB, and pay another penalty of five hundred thousand (500,000) RMB.

5. After this supplementary contract coming into force, Party A shall enter the site and hand over the management of Qinghua business hotel building, and Qinghua business hotel (5-9 floors) shall be renovated and put into operation. Party B shall clear and dismiss the existing staff of the hotel.

6. In case of any inconsistency between this supplementary contract and the original contract, the supplementary contract shall prevail.

7. This contract is made in duplicate, with each Party holding one copy.

Party A: Pingtan Comprehensive Experimental Area E-home Service Co., Ltd. Signature: (Seal) Date:	Party B: Jinjiang Qingyang Qinghua Business Hotel Signature: (Seal) Date:

Supplementary Contract

to the Jinjiang Qinghua Business Hotel Building Transfer Contract

Transferee (Party A): Pingtan Comprehensive Experimental Area E-home Service Co., LTD.,

Transferor (Party B): Jinjiang Qingyang Qinghua Business Hotel

All terms in this contract, unless otherwise stated, shall have the same definitions as those in the Jinjiang Qinghua business hotel building transfer contract signed by the parties on December 19, 2018. Whereas: Party A and Party B jointly signed the transfer contract of Jinjiang Qinghua business hotel building on December 19, 2018. Based on the principle of mutual benefit and through friendly negotiation, both parties hereby enter into the following supplementary contract on matters not covered in the transfer contract of Jinjiang Qinghua business hotel building. The supplementary content is: Lease term: from January 1, 2019 to September 30, 2028. Rental fee: From January 1, 2019 to September 30, 2019, the rental fee is one hundred and five thousand (105,000) RMB per month, totaling nine hundred and forty five thousand RMB (945,000), and shall be paid in January 2019; From October 1, 2019 to September 30, 2020, the rental fee is one hundred and five thousand (105,000) RMB per month, totaling one million two hundred sixty thousand RMB (1,260,000), and shall be paid in October 2019; From October 1, 2020 to September 30, 2028, the rental fee is one hundred and fifteen thousand five hundred (115,500) RMB per month. The total annual rental fee is one million and three hundred and eighty-six thousand RMB (1,386,000) and shall be paid in a lump sum in October of each year.

Party A: Pingtan Comprehensive Experimental Area E-home Service Co., Ltd. Signature: (Seal) Date:	Party B: Jinjiang Qingyang Qinghua Business Hotel Signature: (Seal) Date:

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